UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2016

CABLEVISION SYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	No. 1-14764	No. 11-3415180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

CSC HOLDINGS, LLC
(Exact name of registrant as specified in its charter)

Delaware	No. 1-9046	No. 27-0726696
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1111 Stewart Avenue Bethpage, New York	11714
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 803-2300

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

The information contained in item 2.03 of this Current Report on Form 8-K is incorporated by reference into this item 1.01.

Item 2.01                      Completion of Acquisition or Disposition of Assets

On June 21, 2016, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of September 16, 2015, by and among Cablevision Systems Corporation, a Delaware corporation (“Cablevision”), Altice N.V., a Dutch public company with limited liability (naamloze vennootschap) (“Altice”), and Neptune Merger Sub Corp., a Delaware corporation and wholly-owned subsidiary of Altice (“Merger Sub”), Merger Sub merged with and into Cablevision, with Cablevision surviving the merger (the “Merger”).

In connection with the Merger, each outstanding share of the Cablevision NY Group Class A common stock, par value $0.01 per share (“Class A Shares”), and Cablevision NY Group Class B common stock, par value $0.01 per share (“Class B Shares”, and together with the Class A Shares, the “Shares”), other than Shares owned by Cablevision, Altice or any of their respective wholly-owned subsidiaries, in each case not held on behalf of third parties in a fiduciary capacity, will be converted into the right to receive $34.90 in cash, without interest (the “Merger Consideration”).

Pursuant to an agreement, dated December 21, 2015, by and among CVC 2 B.V., CIE Management IX Limited, for and on behalf of the limited partnerships BC European Capital IX-1 through 11 (“BCP”) and Canada Pension Plan Investment Board (“CPPIB”), certain affiliates of BCP and CPPIB have funded approximately $1 billion toward the payment of the aggregate Per Share Merger Consideration (as defined in the Merger Agreement), and indirectly acquired approximately 30% of the Shares of Cablevision.

The foregoing summary of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is incorporated herein by reference.  A copy of the Merger Agreement is filed herewith as Exhibit 2.1.

Item 2.03                      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the Merger, Neptune Finco Corp (the “Initial Issuer”), a Delaware corporation and indirect subsidiary of Altice, (x) issued (i) $1,800 million principal amount of senior notes due 2023 (the “New 2023 Notes”), (ii) $2,000 million  principal amount of senior notes due 2025 (the “New 2025 Notes”, together with the New 2023 Notes, the “New Senior Notes”) and (iii) $1,000 million senior guaranteed notes due 2025 (the “New Guaranteed Notes”, together with the New Senior Notes, the “New Notes”) in a private placement conducted pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended, and (y) entered into a credit agreement dated as of October 9, 2015, between the Initial Issuer, certain lenders party thereto and JPMorgan Chase Bank, N.A. (the “Agent”), as administrative agent and security agent (the “New Credit Facilities Agreement”).  The New Senior Notes were issued pursuant to an indenture dated as of October 9, 2015, between the Initial Issuer and Deutsche Bank Trust Company Americas, as trustee, paying agent, transfer agent and registrar (the “New Senior Notes Indenture”). The New Guaranteed Notes were issued pursuant to an indenture dated as of October 9, 2015, between the Initial Issuer and Deutsche Bank Trust Company Americas, as trustee, paying agent, transfer agent and registrar (the “New Guaranteed Notes Indenture”, together with the New Senior Notes Indenture, the “New Indentures”).

On June 21, 2016, immediately following the Merger, the Initial Issuer merged with and into CSC Holdings, LLC (“CSC Holdings”), with CSC Holdings surviving the merger (the “CSC Holdings Merger”), and the New Notes and the New Credit Facilities (as defined below) became obligations of CSC Holdings.  In connection with the Merger and the CSC Holdings Merger, on June 21, 2016, (i) CSC Holdings entered into a supplemental indenture to the New Senior Notes Indenture (the “New Senior Notes Supplemental Indenture”), (ii) CSC Holdings and the Initial Guarantors (as defined below) entered into a supplemental indenture to the New Guaranteed Notes Indenture (the “New Guaranteed Notes Supplemental Indenture”),  and (iii) the Initial Guarantors entered into a facility guarantee relating to the New Credit Facilities Agreement (the “Facility Guarantee”).

New Notes

The New 2023 Notes bear interest at a rate of 10.125% per annum and mature on January 15, 2023.  The New 2025 Notes bear interest at a rate of 10.875% per annum and mature on October 15, 2025.  The New Guaranteed Notes bear interest at a rate of 6.625% per annum and mature on October 15, 2025. Interest on the New Notes will be payable semi-annually in arrears on January 15 and July 15 of each year.

The New Senior Notes (i) are the general unsecured obligations of CSC Holdings, (ii) rank equally in right of payment with all of CSC Holdings’ existing and future senior indebtedness, (iii) rank senior in right of payment to all of CSC Holdings’ existing and future subordinated indebtedness, (iv) are structurally senior to the existing and future senior indebtedness of Cablevision, (v) are effectively subordinated to any of CSC Holdings’ existing and future secured indebtedness, including indebtedness under the New Credit Facilities, to the extent of the value of the collateral securing such indebtedness, and (vi) are structurally subordinated to existing and future liabilities of all of CSC Holdings’ subsidiaries.

The New Guaranteed Notes (i) are the general unsecured obligations of CSC Holdings, (ii) rank equally in right of payment with all of CSC Holdings’ existing and future senior indebtedness, (iii) rank senior in right of payment to all of CSC Holdings’ existing and future subordinated indebtedness, (iv) are structurally senior to the existing and future senior indebtedness of Cablevision, (v) are effectively subordinated to any of CSC Holdings’ existing and future secured indebtedness, including indebtedness under the New Credit Facilities, to the extent of the value of the collateral securing such indebtedness, and (vi) are structurally subordinated to existing and future liabilities of CSC Holdings’ subsidiaries that do not guarantee the New Guaranteed Notes. The New Guaranteed Notes are guaranteed by each restricted subsidiary of CSC Holdings (other than CSC TKR, LLC and its subsidiaries and certain excluded subsidiaries) (the “Initial Guarantors”). In addition, subject to certain limitations, the New Guaranteed Notes will also be guaranteed by each future material wholly-owned restricted subsidiary of CSC Holdings.

CSC Holdings may redeem some or all of the New 2023 Notes at any time on or after January 15, 2019, and some or all of the New 2025 Notes and New Guaranteed Notes at any time on or after October 15, 2020, at the redemption prices set forth in the relevant New Indenture, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date.  CSC Holdings may also redeem up to 40% of each series of the New Notes using the proceeds of certain equity offerings before October 15, 2018, at a redemption price equal to 110.125% for the New 2023 Notes, 110.875% for the New 2025 Notes and 106.625% for the New Guaranteed Notes, in each case plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date. In addition, at any time prior to January 15, 2019, CSC Holdings may redeem some or all of the New 2023 Notes, and at any time prior to October 15, 2020, CSC Holdings may redeem some or all of the New 2025 Notes and the New Guaranteed Notes, at a price equal to 100% of the principal amount thereof, plus a “make whole” premium specified in the relevant New Indenture plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date.

The New Indentures contain certain covenants and agreements, including limitations on the ability of CSC Holdings and its restricted subsidiaries to (i) incur or guarantee additional indebtedness, (ii) make investments or other restricted payments, (iii) create liens, (iv) sell assets and subsidiary stock, (v) pay dividends or make other distributions or repurchase or redeem our capital stock or subordinated debt, (vi) engage in certain transactions with affiliates, (vii) enter into agreements that restrict the payment of dividends by subsidiaries or the repayment of intercompany loans and advances, and (viii) engage in mergers or consolidations, in each case subject to certain exceptions. The New Indentures also contain certain customary events of default. If an event of default occurs, the obligations under the New Notes and the New Indentures may be accelerated.

New Credit Facilities

The New Credit Facilities Agreement provides U.S. dollar term loans in an aggregate principal amount not to exceed $3,800 million (the “New Term Credit Facility”) and U.S. dollar revolving loan commitments in an aggregate principal amount not to exceed $2,000 million (the “New Revolving Credit Facility,” and together with the New Term Credit Facility, the “New Credit Facilities”). The New Credit Facilities Agreement will also permit CSC Holdings to request revolving loans, swing line loans or letters of credit from the revolving lenders, swingline lenders or issuing banks, as applicable, thereunder, from time to time prior to October 9, 2020, unless the commitments under the New Revolving Credit Facility have been previously terminated. Capitalized terms used under this heading “New Credit Facilities” and not otherwise defined herein shall have the meanings given to them in the New Credit Facilities Agreement.

Interest Rates

Loans comprising each Eurodollar Borrowing or ABR Borrowing, as applicable, shall bear interest at a rate per annum equal to the Adjusted LIBO Rate or the Alternate Base Rate, as applicable, plus the Applicable Margin, where the Applicable Margin means:

▪	in respect of Initial Term Loans (i) with respect to any ABR Loan, 3.00% per annum and (ii) with respect to any Eurodollar Loan, 4.00% per annum, and

▪	in respect of Initial Revolving Credit Loans (i) with respect to any ABR Loan, 2.25% per annum and (ii) with respect to any Eurodollar Loan, 3.25% per annum.

Mandatory Prepayments

The New Credit Facilities Agreement will require CSC Holdings to prepay outstanding term loans, subject to certain exceptions and deductions, with (i) 100% of the net cash proceeds of certain asset sales, subject to reinvestment rights and certain other exceptions, and (ii) commencing with the first full fiscal year after the consummation of the Merger, a pari ratable share (based on the outstanding principal amount of the New Term Credit Facility divided by the sum of the outstanding principal amount of all pari passu indebtedness and the New Term Credit Facility) of 50% of the annual excess cash flow of CSC Holdings and its restricted subsidiaries, which will be reduced to 0% if the Consolidated Net Senior Secured Leverage Ratio of CSC Holdings is less than or equal to 4.5 to 1.

Amortization and Final Maturity

Beginning with the first full fiscal quarter of CSC Holdings after the consummation of the Merger, CSC Holdings will be required to make scheduled quarterly payments each equal to 0.25% of the original principal amount of the term loans borrowed under the New Credit Facilities, with the balance due on October 9, 2022.

Guarantees; Security

The obligations of CSC Holdings under the New Credit Facilities are guaranteed by each Initial Guarantor and, subject to certain limitations, will be guaranteed by each future material wholly-owned restricted subsidiary of CSC Holdings.  The obligations under the New Credit Facilities (including any guarantees thereof) will be secured on a first priority basis, subject to any liens permitted by the New Credit Facilities, by capital stock held by CSC Holdings or any guarantor in certain subsidiaries of CSC Holdings, subject to certain exclusions and limitations as agreed with the Agent, pursuant to a pledge agreement dated as of June  21, 2016 among CSC Holdings and certain subsidiaries of CSC Holdings as pledgors and JPMorgan Chase Bank N.A. as the secured party (the “Pledge Agreement”).

Certain Covenants and Events of Default

The New Credit Facilities Agreement includes negative covenants that are substantially similar to the negative covenants contained in the New Indentures. The New Credit Facilities Agreement includes one financial maintenance covenant (solely for the benefit of the New Revolving Credit Facility), consisting of a maximum Consolidated Net Senior Secured Leverage Ratio of 5.0 to 1, which will be tested on the last day of any fiscal quarter (commencing with the last day of the first full fiscal quarter ended after the consummation of the Merger) but only if on such day there are outstanding borrowings under the New Revolving Credit Facility (including swingline loans but excluding any cash collateralized letters of credit and undrawn letters of credit not to exceed $15 million). The New Credit Facilities Agreement also contains certain customary representations and warranties, affirmative covenants and events of default (including, among others, an event of default upon a change of control). If an event of default occurs, the obligations under the New Credit Facilities may be accelerated.

The foregoing summary of the New Indentures, the New Guaranteed Notes Supplemental Indenture, the New Senior Notes Supplemental Indenture, New Credit Facilities Agreement, the Facility Guarantee and the Pledge Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements which are filed as Exhibits 4.1 through 4.4 and 10.1 through 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

On June 21, 2016, in connection with the Merger, CSC Holdings repaid all of its outstanding indebtedness under the credit agreement dated as of April 17, 2013, between CSC Holdings, certain lenders party thereto and Bank of America, N.A., as administrative agent and security agent and Newsday LLC repaid all of its outstanding indebtedness under the credit agreement dated as of October 12, 2012 among Newsday LLC, CSC Holdings, certain lenders party thereto and Barclays Bank PLC, as administrative agent and security agent.

Item 3.01                      Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On June 21, 2016, in connection with the closing of the Merger, Cablevision notified the New York Stock Exchange ( “NYSE”) that it had filed the certificate of merger with the Secretary of State of the State of Delaware and that the Merger is deemed effective, and requested that NYSE suspend trading of the Class A Shares prior to the commencement of trading on NYSE on the Closing Date (as such term is defined in the Merger Agreement), remove the Class A Shares from listing on NYSE and file with the SEC a notification of removal from listing and deregistration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on Form 25 with respect to the Class A Shares.

Item 3.03                      Material Modification to Rights of Security Holders

The information contained in items 2.01, 3.01 and 5.03 of this Current Report on Form 8-K are incorporated by reference into this item 3.03.

At the Effective Time (as used herein, as such term is defined in the Merger Agreement) of the Merger, each holder of the Shares issued and outstanding immediately prior to the Effective Time of the Merger ceased to have any rights as a stockholder of Cablevision (other than the rights to receive the Merger Consideration pursuant to the Merger Agreement).

Item 5.01                      Change in Control of Registrant

The information contained in items 2.01, 3.01 and 5.02 of this Current Report on Form 8-K are incorporated by reference into this item 5.01.

At the Effective Time of the Merger, a change in control occurred.

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangement of Certain Officers

Departure and Election of Certain Directors

In accordance with the Merger Agreement, as of June 21, 2016, each of Rand V. Araskog, Edward C. Atwood, Frank J. Biondi, Charles F. Dolan, James L. Dolan, Kristin A. Dolan, Patrick F. Dolan, Thomas C. Dolan, Paul J. Dolan, Deborah Dolan-Sweeney, Marianne Dolan Weber, Joseph J. Lhota, Thomas V. Reifenheiser, John R. Ryan, Steven J. Simmons, Brian G. Sweeney, Vincent Tese and Leonard Tow resigned from his or her position as a director of Cablevision at the Effective Time of the Merger.  The resignations of the directors of Cablevision were not due to a disagreement with Cablevision on any matter relating to Cablevision’s operations, policies or practices.

As of June 21, 2016, Dexter Goei, Charles Stewart, Lisa Rosenblum and Abdelhakim Boubazine are the new directors of Cablevision.

Departure and Appointment of Certain Officers

Also in connection with the consummation of the Merger, each of Cablevision’s named executive officers, Charles F. Dolan (Chairman), James L. Dolan (Chief Executive Officer), Brian G. Sweeney (President and Chief Financial Officer), Kristin A. Dolan (Chief Operating Officer), David G. Ellen (Executive Vice President, General Counsel and Secretary) and Gregg G. Seibert (Vice Chairman), resigned his or her employment with Cablevision on the Closing Date.  Victoria Mink (Senior Vice President Controller & Principal Accounting Officer) resigned as an officer on the Closing Date but is continuing as an employee of Cablevision.  Messrs. James Dolan, Sweeney, Ellen and Seibert and Ms. Dolan resigned their employment for “good reason” (as defined in the executive’s employment agreement with Cablevision) and each will receive the severance payments and benefits set forth in his or her employment agreement; provided that the prorated 2016 bonus to which each is entitled is based on 90% of the executive’s target bonus as opposed to actual performance for 2016, and is payable on termination of employment instead of in March 2017.  The 2016 pro rata bonus for Mr. James Dolan is $1,500,000, Mr. Sweeney is $1,318,846, Ms. Dolan is $1,318,846, Mr. Ellen is $719,308 and Mr. Seibert is $549,519.

As of June 21, 2016, the following officers have been appointed to the offices and titles of Cablevision as set forth next to their respective names, Dexter Goei as President and Chief Executive Officer, Charles Stewart as Vice President, Treasurer and Chief Financial Officer, Lisa Rosenblum as General Counsel and Secretary and Abdelhakim Boubazine as Vice President and Chief Operating Officer.

Dexter Goei (44)

Dexter Goei joined Altice as Chief Executive Officer in 2009, helping to lead its development and growth from a French cable operator to a multinational telecoms operator with fixed and mobile assets across 16 different territories serving both residential and enterprise clients.

Prior to joining Altice, Mr. Goei spent 15 years in investment banking with first JP Morgan and then Morgan Stanley in its Media & Communications Group in New York, Los Angeles, and London.  He was Co-Head of Morgan Stanley’s European TMT Group when he left to join Altice.

Mr. Goei is a graduate of Georgetown University’s School of Foreign Service.

Charles Stewart (46)

Charles Stewart joined Altice after 21 years of corporate, finance and investment banking experience in the U.S., Latin America and Europe.

Most recently, Mr. Stewart served as Chief Executive Officer of Itau BBA International plc, where he oversaw Itau-Unibanco’s wholesale banking activities in Europe, the U.S. and Asia.  Prior to this position, he spent 19 years at Morgan Stanley as an investment banker in various roles, including 10 years focusing on the U.S. cable, broadcast, and publishing industries.  Mr. Stewart also acted as Deputy Head of Investment Banking for EMEA and was a member of the global investment banking management committee.

Mr. Stewart is a graduate of Yale University.

Lisa Rosenblum (62)

Ms. Rosenblum joined Cablevision in 1996, and prior to the company’s acquisition by Altice she held the position of Executive Vice President, Government and Public Affairs, where she was responsible for directing the company’s local, state and federal government relations as well as all legislative, regulatory and policy matters for the company’s business units.

Prior to joining Cablevision, Ms. Rosenblum served as Commissioner and Deputy Chair of the New York Public Service Commission (NY PSC), focusing on telecommunications and competitive policies and served as chair of the Communications Committee of the National Association of Regulatory Utility Commissioners (NARUC).  In this capacity, she represented the interests of state commissioners before Congress and the FCC, and led the states’ efforts on the Telecommunications Act in 1996.

Appointed by the chairman of the Federal Communications Commission, Ms. Rosenblum served as First Chair and a member of the Board of Directors of the Universal Service Administrative Company, which supports the deployment of telecommunications services across the nation.  She also served as Chair of the Cable Telecommunications Association of New York, when the industry successfully maintained a level playing field regime in the State.

Prior to serving on the NY PSC, Ms. Rosenblum was assistant counsel to former New York State Governor Hugh L. Carey, responsible for coordinating the legislative agendas of several organizations, including the NY PSC, New York Power Authority, and the New York State Energy Research and Development Authority.  On graduation from law school, Ms. Rosenblum clerked for Judge T.F. Gilroy Daly of the U.S. District Court in Connecticut, and following her clerkship she joined the law firm of Webster and Sheffield in New York City.

Ms. Rosenblum holds a J.D. from the Connecticut School of Law where she served as an editor of the Law Review and a B.A., cum laude, from Yale University.

Abdelhakim Boubazine (41)

Hakim Boubazine joined Altice Group in 2014 as Chief Executive Officer of Altice in the Dominican Republic. There, he oversaw cable TV, broadband and mobile operations, serving more than 4 million customers.

Prior to Altice, Mr. Boubazine was Chief Executive Officer of a European telecommunications company, specializing in the design, construction, and operation of the latest-generation cable and fiber networks in France, Belgium, Luxembourg, and the French West Indies.  Prior to joining the telecommunications industry, he had an international career of more than 10 years in the oil and gas industry, where he occupied various operations, business and senior management roles in Europe, Asia, North America, Africa and the Middle East.

Mr. Boubazine holds an engineering degree from the École Centrale de Lyon and a Master’s Degree in Theoretical Physics from the University of Strasbourg.  He also received a Postgraduate Degree in Petroleum Engineering & Management from Imperial College of London.

Transaction Payments

On June 16, 2016, the Compensation Committee of the Board of Directors of Cablevision determined to award the following payments in connection with the closing of the Merger:  $1,900,000 to Mr. James Dolan, $650,000 to Mr. Sweeney; $150,000 to Ms. Dolan; and $1,900,000 to Mr. Ellen.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

At the Effective Time of the Merger, the certificate of incorporation of Cablevision was amended and restated in its entirety.  A copy of the amended and restated Cablevision certificate of incorporation is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Following the Effective Time, the bylaws of Cablevision in effect immediately prior to the Effective Time will continue to be the bylaws of Cablevision from and after the Effective Time of the Merger unless and until amended in accordance with the terms thereof.  A copy of such bylaws is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

2.1
Agreement and Plan of Merger, dated September 16, 2015, among Cablevision Systems Corporation, Altice N.V. and Neptune Merger Sub Corp. (incorporated by reference to Exhibit 2.1 to Cablevision’s Current Report on Form 8-K filed with the SEC on September 17, 2015).

3.1	Certificate of Incorporation of Cablevision Systems Corporation.

3.2	Bylaws of Cablevision Systems Corporation, as amended.

4.1	Indenture dated as of October 9, 2015, between Neptune Finco Corp. as Initial Issuer and Deutsche Bank Trust Company Americas as trustee, paying agent, transfer agent and registrar.

4.2	Indenture dated as of October 9, 2015, between Neptune Finco Corp. as Initial Issuer and Deutsche Bank Trust Company Americas as trustee, paying agent, transfer agent and registrar.

4.3	Supplemental indenture dated as of June 21, 2016, between CSC Holdings, as Issuer, and Deutsche Bank Trust Company Americas as trustee.

4.4	Supplemental indenture dated as of June 21, 2016, between CSC Holdings, as Issuer, the Completion Date Guarantors specified therein and Deutsche Bank Trust Company Americas as trustee.

10.1	Credit agreement dated as of October 9, 2015, between Neptune Finco Corp. as Borrower, certain lenders party thereto and JPMorgan Chase Bank, N.A. as administrative agent and security agent.

10.2	Facility guarantee dated as of June 21, 2015, between the Completion Date Guarantors specified therein and JPMorgan Chase Bank, N.A., as administrative agent.

10.3	Pledge agreement dated as of June, 21, 2016 among CSC Holdings and certain subsidiaries of CSC Holdings as pledgors and JPMorgan Chase Bank, N.A. as the secured party.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABLEVISION SYSTEMS CORPORATION
(Registrant)

By:	/s/ Charles Stewart
Name:	Charles Stewart
Title:	Vice President, Treasurer & Chief
Financial Officer

Dated: June 21, 2016

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSC HOLDINGS, LLC
(Registrant)

By:	/s/ Charles Stewart
Name:	Charles Stewart
Title:	Vice President, Treasurer & Chief
Financial Officer

Dated: June 21, 2016